Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Materials, Inc.:
We consent to the incorporation by reference in the registration statements (No. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205; 33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-21367; 333-31289; 333-31291; 333-45007; 333-45011; 333-69193; 333-71241; 333-71243; 333-71245; 333-88777; 333-88779; 333-34118; 333-35396; 333-52518; 333-74764; 333-75698; 333-105355; 333-116393; 333-123531; 333-124711; 333-135977) on Form S-8 of Applied Materials, Inc. of our reports dated December 14, 2006, with respect to the consolidated balance sheets of Applied Materials, Inc. as of October 29, 2006 and October 30, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended October 29, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of October 29, 2006, and the effectiveness of internal control over financial reporting as of October 29, 2006, which reports appear in the October 29, 2006, annual report on Form 10-K of Applied Materials, Inc.
As discussed in Note 1 to the consolidated financial statements, effective October 31, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, applying the modified-prospective method.

/s/ KPMG LLP

Mountain View, California
December 14, 2006